                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                   TENDER OF SHARES OF CLASS A COMMON STOCK
                                      OF
                   CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                                      TO
                        AC ACQUISITION SUBSIDIARY, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                              CANGENE CORPORATION

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON JANUARY 3, 2001, UNLESS THE OFFER IS EXTENDED.

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     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of class A common stock, par value $.01 of Chesapeake Biological Laboratories, Inc. (the "Shares" and the certificates representing such Shares, the "Share Certificates"), are not immediately available or time will not permit the Share Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:


                              THE BANK OF NEW YORK

     BY MAIL:                        BY HAND/OVERNIGHT COURIER:
     Tender & Exchange Department    Tender & Exchange Department
     P.O. Box 11248                  101 Barclay Street
     Church Street Station           Receive and Deliver Window
     New York, New York 10286-1248   New York, New York 10286

                                 BY FACSIMILE:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 815-6213


                   FOR CONFIRMATION OF FACSIMILE, TELEPHONE:
                                (212) 815-6156

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.


             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:


     The undersigned hereby tenders to AC Acquisition Subsidiary, Inc., a Maryland corporation and a wholly owned subsidiary of Cangene Corporation, a Canadian corporation, in accordance with the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated November 17, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

-------------------------------------     -------------------------------------

Number of Shares: -------------------     Name(s) of Record Holder(s): --------

                                          -------------------------------------
Certificate Nos. (if available):
                                          -------------------------------------
                                                     PLEASE PRINT
-------------------------------------

-------------------------------------     Address(es): ------------------------

-------------------------------------     -------------------------------------

-------------------------------------     -------------------------------------
                                                       ZIP CODE

Check here if Shares will be tendered
by book-entry transfer: [  ]              Area Code and Tel No.:

                                          -------------------------------------

Account Number:                           Signatures:
               ----------------------                --------------------------

                                          -------------------------------------
Dated: ----------------------- , 2000
                                          -------------------------------------

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

 The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Exchange Act") (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary either the Share Certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

 The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.



 Name of Firm:
              ----------------------     -----------------------------------
                                                  Authorized Signature

 Address:                                Name:
         ---------------------------          ------------------------------
                                                         Please Print

                                         Title:
 -----------------------------------           -----------------------------
                  Zip Code

 Area Code & Tel. No.:                   Date:                        , 2000
                      --------------          -----------------------


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.